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                                                                    Exhibit 5.1



               [O'SULLIVAN GRAEV & KARABELL, LLP LETTERHEAD]


                                                 March 31, 1997

Conversion Technologies International, Inc.
82 Bethany Road
Hazlet, New Jersey 07730

           Conversion Technologies International, Inc.
            Common Stock, par value $.00025 per share
           --------------------------------------------

Dear Sirs:

           We have acted as counsel for Conversion Technologies International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4, as amended (File No. 333-20075) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

           In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below, including, without limitation, the Merger Agreement. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

           Based upon the foregoing, we are of the opinion that the Merger Shares have been duly authorized and, when issued upon consummation of the Merger as contemplated by the Merger Agreement, will be validly issued.

           We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

           We know that we are referred to under the heading "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement, and we hereby consent to such use


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Conversion Technologies International, Inc.
March 31, 1997
Page 2


of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.

                                              Very truly yours,